Exhibit 10.1

          EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT

     Employment and Severance Benefits Agreement (the
"Agreement"), dated as of March 6, 1997, between Chesapeake
Packaging Co., a Virginia corporation (the "Company"), and Robert
F. Schick (the "Employee").

     WHEREAS, the Board of Directors recognizes that the Employee has made and is expected to make substantial contributions to the past and future growth and prospects of the Company; and

     WHEREAS, the Board of Directors desires to assure the Company of the continued services of the Employee now and in the event that the Company or an affiliate is faced with a change in control; and

     WHEREAS, the Employee desires to agree to remain in the employ of the Company during the term of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

     1. When used in this Agreement, the following terms shall have the meanings specified:

        (a) CAUSE. "Cause", when referring to a termination of employment, shall mean any termination resulting from the Employee's failure to devote his full business time and energies to the business and affairs of the Company, failure to use his best efforts, skill and abilities to promote the Company's business, aiding competitors of the Company or conviction by a court of competent jurisdiction for a felony involving dishonesty or moral turpitude.

        (b) CHANGE IN CONTROL.  "Change in Control" shall mean
(i) the sale of all or substantially all of the outstanding stock of Chesapeake Paper Products Company ("CPPC") or (ii) the sale of all or substantially all of the assets of CPPC.

        (c) CONTROL CHANGE DATE. "Control Change Date" shall mean the effective date of a Change in Control.

        (d) PURCHASER. "Purchaser" shall mean the company or entity or its successors that purchases all or substantially all of the outstanding stock or assets of CPPC.

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        (e) REDUCTION IN SERVICE.  A "Reduction in Service"
shall be deemed to have occurred if the job title, job description, responsibilities or duties assigned to the Employee are materially reduced from those assigned to him on the date hereof.

        (f) RETIREMENT. "Retirement" shall mean early, normal or delayed retirement under the terms of the Chesapeake Corporation
Retirement Plan for Salaried Employees.

        (g) TOTAL AND PERMANENT DISABILITY. "Total and Permanent
Disability" shall have the same meaning as such term is defined in the Chesapeake Corporation Retirement Plan for Salaried
Employees.

     2. If a Control Change Date has not occurred on or before 5:00 p.m. Richmond, Virginia time on December 31, 1997, then this
Agreement shall terminate as of such time.

     3. During the period that the Employee is an active employee of the Company pursuant to this Agreement, the Employee agrees to (i) devote his full business time and energies to the business and affairs of the Company, (ii) use his best efforts, skill and abilities to promote the Company's interests and (iii) not aid competitors of the Company.

     4. From the date of this Agreement to the earlier of a Control Change Date or December 31, 1997, the Company will not terminate the employment of the Employee without Cause or reduce the base salary of the Employee from the base salary as of the date of this Agreement.

     5. The Employee will be eligible to receive any awards under the Chesapeake Packaging Co. Management Incentive Plan (or any other plan implemented by management to replace this plan) that may be awarded to him under the plan.

     6. If a Control Change Date occurs during the term of this Agreement and the Employee is in the employ of the Company on such Control Change Date:

          (a) The Employee will be eligible to receive the lump sum bonus as set forth in the memorandum dated January 8, 1997.






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          (b)  The Company agrees that it will retain the
Employee in its employ for a period of two years after the Control Change Date unless the Employee's employment is terminated for Cause. The Employee's base salary during this two year period will not be reduced below his base salary as of the Control Change Date. In the event (i) the Employee voluntarily terminates his employment due to a Reduction in Service or (ii) the Company terminates the Employee's employment without Cause, during the two year period and the Employee does not accept another position with the Company or one of its affiliates, the Employee will be entitled to continue to receive his base salary on the normal payroll payment dates for a period of twelve (12) months. In addition, the Employee shall continue to be eligible to participate in all life, medical, dental and retirement benefit plans or programs or arrangements in which he participates immediately prior to his date of termination on such terms as are then in effect, provided that his continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred by its terms, the Company shall arrange to provide the Employee with benefits substantially similar to those which he is entitled to receive under such plans and programs. Cause shall not include refusal to accept a transfer or relocation to another facility or office of the Company or any affiliate. If the Employee voluntarily terminates his employment for any reason other than a Reduction in Service during the two year period, the Employee will not be entitled to any continuation of compensation or benefits.

          (c) The Company further agrees that if the Employee elects retirement from the Company after the two year period specified in Section 6(b) above, the Employee's retirement benefits under the Chesapeake Corporation Retirement Plan for Salaried Employees (the "Qualified Plan") and the Chesapeake Corporation Executive Supplemental Retirement Plan (the "Supplemental Plan") will be enhanced by adding five (5) years to his age and service under both plans. The enhancement amount will be paid as an additional benefit under the Supplemental Plan and will be subject to the provisions of the Supplemental Plan.










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     7.  In the event that, as of the Control Change Date, the
Employee owns or has the right (except to the extent such right is generally available to public investors) to acquire, in excess of one percent (1%) of the equity of any entity participating in a Change in Control transaction involving the Company or CPPC, all obligations under this Agreement on the part of the Company or Chesapeake Corporation to provide employment, pay compensation or provide benefits shall terminate. It is the Employee's responsibility to notify the Chesapeake Corporation of his ownership interest or his right to acquire such interest.

     8. During the period of his employment by the Company, the Employee has had access to certain confidential, non-public information concerning the Company and Chesapeake Corporation (the "Information"). The Employee agrees to maintain the Information as confidential and not disclose it to third parties or to use it in his employment following the Control Change Date. The Employee agrees that if this confidentiality obligation is breached, the Company and/or Chesapeake Corporation shall, in addition to other remedies available, be entitled to injunctive relief.

     9. In the event of the Employee's death, Total and Permanent Disability, or Retirement while an employee of the Company during the term of this Agreement, the Company's and/or Chesapeake Corporation's obligations to provide employment, pay compensation or provide benefits shall cease except to the extent that such obligations are provided for under applicable Company benefit plans as are then in effect.

     10. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure by the Company to obtain such agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to receive pursuant to Sections 5 and 6 hereof. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.



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     11.  The Employee agrees that he will not voluntarily leave the employ of the Company during the term of this Agreement and that he will render services to the Company and its affiliates commensurate with his position throughout the term of this Agreement.

     12. In the event the Employee becomes eligible to receive benefits under the Chesapeake Corporation Salaried Employees' Benefits Continuation Plan, those benefits shall reduce the Company's and/or Chesapeake corporation's obligation to pay compensation or provide benefits under this Agreement.

     13. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Employee. If the Employee should die while any amounts are still payable to him hereunder, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisees, legatees, or other designees or, if there be no such designees, to his estate.

     14. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia other than its choice of laws provision.

     15. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.






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     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf, and the Employee has duly executed this Agreement, all as of the date first above written.



                              Chesapeake Packaging Co.


By: /s/ Robert F. Schick      By: /s/ J. Carter Fox
    --------------------          -----------------
        Robert F. Schick              J. Carter Fox
        Employee                      Vice President

     Chesapeake Corporation hereby confirms acceptance of its obligations as stated in this Agreement.


                              Chesapeake Corporation


                              By: /s/ Thomas A. Smith
                                  -------------------
                                      Thomas A. Smith
                                      Vice President
























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